Exhibit 10 (v)

                          ASSET PURCHASE AGREEMENT
                          ------------------------

      AGREEMENT dated October 14, 1999 among BERKSHIRE SERVICE SOLUTIONS, INC., a Massachusetts corporation with a principal place of business in Pittsfield, Massachusetts ("BSS"), SHEDD, INC., a Massachusetts corporation with a principal place of business in Pittsfield, Massachusetts ("Shedd"), DARRELL SHEDD of Worthington, Massachusetts ("Darrell"), and WARREN M. BEAN of Dalton, Massachusetts ("Warren"; Darrell and Warren are collectively referred to herein as the "Stockholders").

                            PRELIMINARY STATEMENT
                            ---------------------

      BSS is a wholly-owned subsidiary of Berkshire Energy Resources, a Massachusetts business trust with a principal place of business in Pittsfield, Massachusetts ("BER"). BSS was organized by BER to: (a) engage in the business of mechanical contracting, including the design, installation and servicing of plumbing, heating, ventilating and air conditioning systems and equipment (including sheet metal fabrication) and the sale and servicing of related products (the "MC Business"), (b) acquire, pursuant to this Agreement, all of the MC Business assets of Shedd, and (c) acquire the business assets of other entities engaged in the MC Business.

      Shedd is engaged in the MC Business in Berkshire County, Massachusetts with places of business at 724 and 730 Tyler Street, Pittsfield, Massachusetts and at 134 East Housatonic Street, Dalton, Massachusetts (the "Shedd Business").

      Shedd desires to sell to BSS, and BSS desires to purchase from Shedd, substantially all of the assets of the Shedd Business, on the terms and subject to the conditions set forth herein.
AGREEMENT

      IT IS THEREFORE AGREED AS FOLLOWS:

      1. SALE OF ASSETS. At the Closing (as defined in Section 6), Shedd shall sell to BSS, and BSS shall purchase from Shedd, for the Purchase Price (defined in Section 4) the following assets of Shedd (the "Purchased Assets"):

      (a) all furniture and fixtures including leasehold improvements by Shedd at its 724 and 730 Tyler Street, Pittsfield and 134 East Housatonic Street, Dalton, locations, machinery, vehicles and equipment (collectively, "FF&E"), including, without limitation, the FF&E listed on Schedule 1 (a) attached hereto;

      (b)    all accounts receivable ("Accounts Receivable") listed on
             Schedule 1 (b) attached hereto;

      (c) all inventory ("Inventory") listed on Schedule 1 (c) attached hereto;

      (d)    all customer lists of any type or description;

      (e)    all rights to the telephone numbers assigned to Shedd;

      (f) the business names "Shedd" and "Dalton Sheet Metal" for use in connection with the MC Business and related goodwill;

      (g) all of Shedd's contract rights under all contracts entered into in connection with the Shedd Business (the "Shedd Contracts"), including the Re-Bath Agreement (defined in Section 18), to the extent such rights are transferable;

      (h)    all customer work-in-process ("Work-in-Process") listed on
             Schedule 1 (h) attached hereto; and

      (i)    all other assets utilized in the operation of the Shedd
             Business,

             excluding the Excluded Assets (defined in Section 2).

      2. EXCLUDED ASSETS. The Purchased Assets shall not include (a) cash and cash equivalents such as prepaid insurance and (b) those assets listed on Schedule 2 attached hereto (the "Excluded Assets").

      3. ASSUMPTION OF LIABILITIES; ASSIGNMENT OF SHEDD CONTRACTS. BSS shall not assume, and shall have no obligation to pay, any liabilities or obligations of Shedd or the Stockholders except for liabilities and obligations set forth on Schedule 3 attached hereto (the "Assumed Liabilities"). At the Closing, Shedd and BSS shall enter into an assignment and assumption agreement with respect to the Assumed Liabilities and the Shedd Contracts in the form attached hereto as Exhibit 3 (the "Assignment and Assumption Agreement").

      4.     PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE.
             ---------------------------------------------

            4.1 Purchase Price. The purchase price (the "Purchase Price") for the Purchased Assets, which shall be subject to adjustment as set forth in Section 4.4, shall be the sum of $1,136,462, which includes $278,000 designated to be used by Shedd to satisfy third-party trade creditor obligations as of the Closing.

            4.2 Payment of the Purchase Price; Escrow. Except for that portion of the Purchase Price that shall be held in escrow as set forth in Section 4.2.2, the Purchase Price shall be paid at the Closing by wire transfer to Shedd of immediately available funds to accounts designated by Shedd.

            4.3 Escrow. Simultaneously with the receipt of the Purchase Price, Shedd shall remit to Cain, Hibbard, Myers & Cook, P.C. (the "Escrow Agents") $150,000 of the Purchase Price to be held in escrow pursuant to the terms and conditions of an Escrow Agreement among BSS, Shedd and the Escrow Agents in the form of Exhibit 4.3.2 attached hereto (the "Escrow Agreement").

            4.4 Purchase Price Allocation. The allocation of the Purchase Price (the "Purchase Price Allocation") shall be as follows, subject to adjustment as set forth in Section 4.5:

                  FF&E                   $212,636
                  Accounts Receivable    $445,754
                  Inventory              $176,500
                  Goodwill               $301,572

To the extent permitted by law, the parties shall not take any position on any income tax returns or before any governmental agency charged with the collection of any tax, or in any judicial proceeding relating thereto, that shall be inconsistent with the allocation of the Purchase Price set forth in this Section 4.4.

            4.5 Adjustment of the Purchase Price and Purchase Price Allocation as at the Closing.

                  4.5.1 The Purchase Price is predicated in part on the value of Accounts Receivable, and Work-in-Process, and the Purchase Price shall be appropriately increased or reduced, as confirmed by an Addendum to this Agreement (the "Purchase Price Adjustments"), by the amount by which the value of Accounts Receivable and Work-in-Process, as of the end of the business day immediately preceding the Closing, shall be above or below the following amounts:

                  Closing A/R        $445,754
                  Work-in-Process    $ 42,380

As used herein, "Closing A/R" shall mean the total Accounts Receivable shown on the books of Shedd.

                  4.5.2 The Purchase Price and Purchase Price Allocation shall be adjusted to reflect the Purchase Price Adjustments.

            4.6 Adjustment of Purchase Price After the Closing. After the Closing, the Purchase Price shall be adjusted to reflect the actual amount of Closing A/R collected by BSS during the six-month period following the Closing, with the amount of any deficit disbursed to BSS as provided in the Escrow Agreement.

      5.    LOAN BY BSS TO THE STOCKHOLDERS.  At the Closing, BSS shall loan
(a) Darrell the sum of $210,000 and (b) Warren the sum of $90,000 on the terms set forth in the promissory notes attached hereto as Exhibit 5 (the "Notes"). Darrell and Warren acknowledge that during the term of the Notes, each shall receive notification from BSS on an annual basis, pursuant to Internal Revenue Code Section 7872, of the amount of foregone interest deemed to have been paid as additional compensation.

      6. CLOSING. The closing (the "Closing") of BSS's purchase of the Purchased Assets shall take place on October 14, 1999 (the "Closing Date"), at 10:00 a.m. at the offices of Cain, Hibbard, Myers & Cook, P.C., 66 West Street, Pittsfield, Massachusetts, or at such other time and place as shall be mutually agreed upon by the parties.

      7.    REPRESENTATIONS AND WARRANTIES BY SHEDD AND THE STOCKHOLDERS.
            -------------------------------------------------------------

Shedd and the Stockholders jointly and severally represent and warrant to BSS as follows:

            7.1 Organization. Shedd is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is qualified to conduct its business as it is presently conducted. Shedd has the corporate power and is duly authorized to carry on its business where and as now conducted and to own, lease, use and operate its properties as it now does.

                  7.1.1 Shedd is the surviving corporation in a merger between Shedd and Dalton Sheet Metal Co., Inc. pursuant to Articles of Merger filed with the Massachusetts Secretary of State on April 1, 1998. Since the effective date of the merger, all business activities of the former Dalton Sheet Metal Co., Inc. have been conducted through Shedd as the surviving corporation. There are no affiliates or subsidiaries of Shedd.

                  7.1.2 The authorized capital stock of Shedd consists of 12,500 shares of common stock, no par value, of which 1,000 shares are issued and outstanding (the "Shares"). The Stockholders are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all encumbrances. Darrell owns 700 of the Shares, and Warren owns 300 of the Shares.

            7.2 Capacity. Shedd and each of the Shedd Stockholders has full authority and capacity to enter into and to perform this Agreement in accordance with its terms, and is not bound by or subject to any contractual or other obligation that would be violated by the execution or performance of this Agreement, and this Agreement is valid and binding upon Shedd and the Stockholders in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights in general.

            7.3 Financial Statements. Shedd has delivered to BER financial statements of Shedd for the fiscal years ended March 31, 1998 and March 31, 1999, prepared on a "review" basis by Shedd's independent certified public accountants, including balance sheets of Shedd as at such dates and statements of income, retained earnings and cash flows for the periods then ended, together with related notes and schedules and internally prepared financial statements for the five months ended August 31, 1999, which include a balance sheet of Shedd at such date and a statement of income for such period (collectively, the "Shedd Financial Statements"). Except to the extent that certain 2000 year-end adjustments may not be reflected on the financial statements for the five months ended August 31, 1999, the Shedd Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial condition of Shedd as of the respective dates thereof and the results of operations of Shedd for the periods then ended.

            7.4 Absence of Certain Changes. Except as noted on the Shedd Financial Statements or as set forth on Schedule 7.4 attached hereto, from the date of the Shedd Financial Statements through the date hereof, the business of Shedd has been operated in the ordinary course and there has not been:

                  7.4.1 Any change in the assets, liabilities, business, prospects, or condition (financial or otherwise) of Shedd except changes in the ordinary course of business, none of which shall have been materially adverse.

                  7.4.2 Any damage, destruction or loss (whether covered by insurance or not) materially or adversely affecting the business or properties of Shedd.

                  7.4.3 Any general salary increase made for the benefit of the employees of Shedd or any specific increase in the salary of any employee of Shedd.

                  7.4.4 Any unusual commitment or liability incurred, or any unusual acquisitions or purchases made, by Shedd.

                  7.4.5 Any significant event or condition of any character materially or adversely affecting the business or prospects of Shedd.

            7.5 Taxes. Shedd has filed all federal, state and local income, employment and other tax returns required to be filed by it on or before the dates on which such returns were due to be filed or extensions to file such returns have been timely filed or granted and have not expired. Except as set forth on Schedule 7.5 attached hereto, Shedd has paid all taxes of any nature for which Shedd is responsible, except for taxes which are not yet due and payable as of the date hereof. The amounts established as provisions for taxes on the Shedd Financial Statements are sufficient for the payment of all accrued and unpaid federal, state and local income, employment and other taxes of Shedd for all periods ending prior to August 31, 1999. Except as set forth on Schedule 7.5, (a) there are no claims pending or threatened against Shedd for unpaid taxes, (b) there are no outstanding waivers or agreements by Shedd for the extension of the time for the assessment of any tax, (c) neither the Internal Revenue Service nor any state agency has conducted a tax audit or examination of Shedd for the past three years, and (d) no deficiencies in taxes or any other governmental charges have been claimed, proposed or assessed against Shedd, and no facts exist or have existed which would constitute a basis for assessment of liability for any tax or other governmental charge which is not reflected on the Shedd Financial Statements.

            7.6 Title. Except as set forth on Schedule 7.6 attached hereto, Shedd has, and as of the Closing shall be conveying to BSS, good and marketable title to the Purchased Assets, free and clear of all claims, liens or other encumbrances.

            7.7 Personnel. Attached hereto as Schedule 7.7 is a true and complete (a) list of all employees of Shedd which sets forth (i) the full name, address and social security number of each employee, (ii) each employee's date of hire, (iii) the method of payment (i.e. hourly or salaried) and current rate of earnings for each employee and (iv) any written agreement relating to such employee's employment and (b) description of all employee benefit plans, programs or arrangements, written or unwritten, to which Shedd is a party, including, without limitation, any pension, profit sharing or other retirement plans, any health and welfare benefit plans, and plans, programs or arrangements for bonuses, vacation and other leaves, severance and deferred compensation. Shedd has no collective bargaining agreement with any of its employees. The term of the employment agreement for John Eckert, a copy of which is attached to Schedule 7.7, has expired and has not been extended or renewed.

            7.8 Litigation; Etc. Except as set forth on Schedule 7.8 attached hereto, (a) there is no litigation, proceeding or governmental investigation pending or, to the knowledge of Shedd or the Stockholders, threatened, and there is no order, injunction or decree outstanding against or relating to Shedd or any Stockholder, the property, assets or business of Shedd or any Stockholder. Neither Shedd nor any of the Stockholders is in violation of any applicable law, regulation, ordinance, order, injunction or decree, or any other requirement of any governmental body or court, relating to the property or business of Shedd.

            7.9 Leases, Contracts, Etc. Attached hereto as Schedule 7.9 are complete and accurate lists, descriptions and/or schedules of the following:

                  7.9.1 With respect to the real property or personal property leased by Shedd:

                        7.9.1.1  The location of such property;

                        7.9.1.2 The name of the landlord or lessor of each such property which is leased, together with (a) the name of the tenant or lessee, (b) the rental payable, (c) the expiration date of existing leases and a specification of all rights of renewal or purchase or other rights existent upon expiration, and (d) a copy of each existing lease.

                  7.9.2 All mortgages, pledges, deeds of trust, loan and
            credit instruments, and agreements and similar instruments to which Shedd is a party.

                  7.9.3 To the extent not included in the foregoing, all leases, purchase and sales orders, licenses, contracts, agreements, commitments and understandings of any nature, written or oral to which Shedd is a party in any capacity or by which it is bound, and which cannot be terminated by Shedd on less than 30 days' notice without liability or which involve expenditure by Shedd of more than $10,000 (a "Contract"). Except as set forth on Schedule 7.8 and 7.9, with respect to each Contract:

                        7.9.3.1 Shedd is, and at all times since the first day of the last completed fiscal year has been, in compliance with all applicable material terms and requirements of each Contract under which Shedd has or had any obligation or liability or by which Shedd, or any of the assets owned or used by Shedd, is or was bound.

                        7.9.3.2 No event has occurred or circumstances exist that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Shedd the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract.

                        7.9.3.3 Shedd has not given to or received from any other party, at any time since the first day of the last completed fiscal year of Shedd, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract.

            7.10 Accuracy of Representations. All statements contained in any exhibit, certificate or other document delivered by or on behalf of Shedd or the Stockholders pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by Shedd and the Stockholders. No representation or warranty by Shedd or any Stockholder in this Agreement or in any exhibit, certificate or other document delivered or to be delivered by Shedd or the Stockholders pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

            7.11    Condition and Sufficiency of Assets.  The FF&E listed on
      Schedule 1 (a) is in good operating condition and repair and is adequate for the uses to which they are being put, and none of such FF&E is in need of maintenance or repairs except for (a) ordinary, routine maintenance and repairs and (b) other repair in an amount not to exceed $5,000. The FF&E of Shedd is sufficient for the continued conduct of the Shedd Business after the Closing in substantially the same manner as conducted prior to the Closing.

            7.12 Accounts Receivable. All accounts receivable of Shedd listed on Schedule 1 (b) and all unbilled Work-in-Process listed on
      Schedule 1 (h) (each an "Account" and collectively, the "Accounts") as of the Closing Date represent or will represent valid obligations arising from services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts are or will be as of the Closing Date current and collectible. Except as set forth on Schedule 7.8, there is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Account relating to the amount or validity of such Account.

            7.13    Inventory.  The Inventory of Shedd listed on Schedule 1
      (c) consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to the net realizable value and have been valued as such as of the Closing Date. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Shedd.

      8. REPRESENTATIONS AND WARRANTIES BY BSS. BSS represents and warrants to Shedd and the Stockholders as follows:

             8.1 Organization. BSS is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of Massachusetts and is qualified to conduct its business as it is presently conducted. BSS has the requisite power and is duly authorized to carry on its business where and as now conducted and to own, lease, use and operate its properties as it now does.

            8.2 Capacity. BSS has full authority and capacity to enter into and to perform this Agreement in accordance with its terms, and is not bound by or subject to any contractual or other obligation that would be violated by the execution or performance of this Agreement, and this Agreement is valid and binding upon BSS in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights in general.

            8.3 Employee Benefit Plans. Attached hereto as Schedule 8.3 is a true and complete description of all employee benefit plans, programs or arrangements, written or unwritten, which BSS shall provide to its employees, including, without limitation, any pension, profit sharing or other retirement plans, any health and welfare benefit plans, and plans, programs or arrangements for bonuses, vacation and other leaves, severance and deferred compensation.

            8.4 Litigation; Etc. Except as set forth on Schedule 8.4 attached hereto, there is no litigation, proceeding or governmental investigation pending or to the knowledge of BSS, threatened, and there is no order, injunction or decree outstanding against or relating to BSS or the property, assets or business of BSS.

            8.5 Accuracy of Representations. All statements contained in any exhibit, schedule, certificate or other document delivered by or on behalf of BSS pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder by BSS. No representation or warranty by BSS in this Agreement or in any exhibit, schedule, certificate or other document delivered or to be delivered by BSS pursuant to this Agreement or in connection with the transactions contemplated hereby contains and will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

      9.    CONDITIONS TO CLOSING; TERMINATION.

            9.1 Conditions Precedent to Obligations of BSS. The Closing and all obligations of BSS pursuant to this Agreement shall be conditioned upon the following:

                  9.1.1  Representations and Warranties.  All
            representations and warranties of Shedd and the Stockholders contained in Section 7 shall be true in all material respects as of the Closing Date and BSS shall have received a confirmation from an executive officer of Shedd, in form acceptable to BSS and its counsel, to that effect.

                  9.1.2 No Material Changes. From the date hereof through the Closing Date, the Shedd Business shall have been operated in the ordinary course and there shall not have been:

                        9.1.2.1 Any change in the assets, liabilities, business, prospects or condition (financial or otherwise) of Shedd except changes in the ordinary course of business, none of which shall have been materially adverse.

                        9.1.2.2 Any damage, destruction or loss (whether covered by insurance or not) materially or adversely affecting the business or properties of Shedd.

                        9.1.2.3 Any general salary increase made for the benefit of the employees of Shedd or any specific increase in the salary of any employee of Shedd.

                        9.1.2.4  Any unusual commitment or liability
                  incurred, or any unusual acquisitions or purchases made, by Shedd.

                        9.1.2.5 Any significant event or condition of any character materially or adversely affecting the business or prospects of Shedd.

                  9.1.3 Performance of Obligations. Shedd and the Stockholders shall have performed all of their obligations under this Agreement required to be performed as of the Closing Date, including any obligations under Sections 11, 16, 17 and 18 to be performed prior to the Closing.

                  9.1.4 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental authority, domestic or foreign, or of any other person, entity or organization shall have been obtained, and the transactions contemplated hereby shall not conflict with or result in any breach or violation of the terms and conditions of, or constitute (or with notice or lapse of time, or both, constitute) a default under applicable federal, state, local or foreign statute, regulation, order, judgment or decree.

                  9.1.5 Due Diligence. BSS shall have been satisfied with its "due diligence" examinations of Shedd pursuant to Section /1 13.1.

                  9.1.6 Approval of BER Trustees and BSS Directors. The BER Board of Trustees and the BSS Board of Directors shall have approved and authorized (a) the execution and delivery of this Agreement (b) the performance by BER and BSS of this Agreement and all of the transactions contemplated hereby and (c) the execution and performance of the other agreements and instruments to be executed and delivered by BER and BSS as provided herein.

                  9.1.7 Delivery of Documents. Shedd shall have delivered all documents, certificates and any other instruments required to be delivered by it pursuant to Section 10.2.

            9.2 Conditions Precedent to Obligations of Shedd and the Stockholders. The Closing and all obligations of Shedd and the Stockholders pursuant to this Agreement shall be conditioned upon the following:

                  9.2.1  Representations and Warranties.  All
            representations and warranties of BSS contained in Section 8 shall be true in all material respects as of the Closing Date and Shedd and the Stockholders shall have received confirmation from the President of BSS, in form acceptable to Shedd, the Stockholders and their counsel, to that effect.

                  9.2.2 Performance and Obligations. BSS shall have performed all of its obligations under this Agreement required to be performed as of the Closing Date.

                  9.2.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental authority, domestic or foreign, or of any other person, entity or organization shall have been obtained and the transactions contemplated hereby shall not conflict with or result in any breach or violation of the terms and conditions of, or constitute (or with notice or lapse of time, or both, constitute) a default under applicable federal, state, local or foreign statute, regulation, order, judgment or decree.

                  9.2.4 Delivery of Documents. BSS shall have delivered all documents, certificates and any other instruments required to be delivered by it pursuant to Section 10.1.

            9.3  Termination.

                  9.3.1 Termination by the Parties. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing as follows:

                        9.3.1.1 At any time by the mutual written consent of BSS, Shedd and the Stockholders.

                        9.3.1.2  By notice from BSS to Shedd and the
                  Stockholders if all of the conditions set forth in Section
                  9.1 shall not have been either (i) satisfied or (ii) waived, on or prior to the Closing Date.

                        9.3.1.3 By notice from Shedd and the Stockholders to BSS if all of the conditions set forth in Section 9.2 shall not have been either (i) satisfied or (ii) waived, on or prior to the Closing Date.

                        9.3.1.4  By notice from BSS, Shedd or the
                  Stockholders to the others if for any reason the Closing shall not have taken place on or before October 15, 1999; provided, however, that any party may extend the closing date up to and including October 22, 1999 after which time this Agreement shall terminate.

                  9.3.2 Effect of Termination. If this Agreement shall be terminated pursuant to Section 9.3.1, it shall become null and void and of no further force or effect and no party to this Agreement shall have any liability or further obligation to any other party to this Agreement with respect to this Agreement or the transactions contemplated hereby except as provided in
            Section 9.3.3 and Section 15.11; provided, however, that no termination of this Agreement pursuant to the provisions of
            Section 9.3.1 shall relieve any party of liability for a breach of any provision of this Agreement occurring prior to such termination.

                  9.3.3 Return of Documents Upon Termination. In the event of termination of this Agreement pursuant to Section 9.3.1, BSS, Shedd and the Stockholders shall each return to the other party any documents or copies thereof in possession of such party furnished by the other party in connection with the transactions contemplated by this Agreement.

      10. TRANSACTIONS AT CLOSING. At the Closing, BSS, Shedd and the Stockholders shall deliver to each other the documents, certificates and other instruments set forth in this Section 10.

            10.1 BSS's Deliveries. At or prior to the Closing, BSS shall deliver to Shedd the following:

                  10.1.1 Trustee's Certificate. A copy of the resolutions of the trustees of BER, certified as having been duly and validly adopted and as being in full force and effect on the Closing Date, authorizing the execution and delivery by BSS of this Agreement, the other agreements and instruments to be executed and delivered by BER and BSS as provided herein, and the performance by BER and BSS of the transactions contemplated hereby.

                  10.1.2 BSS Clerk's Certificate. A copy of the resolutions of the directors of BSS, certified by its corporate clerk or assistant clerk as having been duly and validly adopted and as being in full force and effect on the Closing Date, authorizing the execution and delivery by BSS of this Agreement, the other agreements and instruments to be executed and delivered by BSS as provided herein and the performance by BSS of the transactions contemplated hereby.

                  10.1.3 Incumbency Certificates. A certified incumbency and signature certificate for (a) the officers of BER and (b) the officers of BSS.

                  10.1.4 Certificates of Good Standing. Certificates of Good Standing issued by the Massachusetts Secretary of State as to the good standing of BER and BSS.

                  10.1.5 Opinion of BER's and BSS's Counsel. The written opinion of counsel for BER and BSS satisfactory in form and substance to Shedd, the Stockholders and counsel for Shedd and the Stockholders and substantially in the form of Exhibit 10.1.5 attached hereto, dealing with the matters set forth in Exhibit
            10.1.5 and such other matters as Shedd, the Stockholders and counsel for Shedd and the Stockholders may reasonably request.

                  10.1.6 Certificate of President. Certificate of the President of BSS containing the confirmation described in
            Section 9.2.1 that all representations and warranties of BSS contained in Section 8 shall be true in all material respects as of the Closing Date.

                  10.1.7 Employment Agreements. The employment agreements between (a) BSS and Darrell and (b) BSS and Warren
            (collectively, the "Employment Agreements"), in the forms of Exhibits 10.1.7(a) and 10.1.7(b) attached hereto, executed by BSS.

                  10.1.8 Management Operations Agreement. The Management Operations Agreement among BER, BSS, Darrell and Warren in the form attached as Exhibit A to the Employment Agreements (the "MOA"), executed by BER and BSS.

                  10.1.9 Lease Agreements. The following lease agreements (collectively, the "Lease Agreements"), executed by BSS:

                        10.1.9.1 Lease between BSS and Donald G. Shedd for the premises located at 730 Tyler Street, Pittsfield, Massachusetts, in the form of Exhibit 10.1.9.1 attached hereto.

                        10.1.9.2 Lease between BSS and Darrell Shedd for the premises located at 724 Tyler Street, Pittsfield, Massachusetts, in the form of Exhibit 10.1.9.2 attached hereto.

                        10.1.9.3 Assignment and Assumption of Lease dated January 20, 1999 between Berkshire Bridge & Iron Co., Inc. and Shedd for the premises located at 134 East Housatonic Street, Dalton, Massachusetts, in the form of Exhibit
                  10.1.9.3 attached hereto.

                  10.1.10 Assignment and Assumption Agreement. The Assignment and Assumption Agreement executed by BSS.

                  10.1.11 Other Documents. All such other documents, certificates and instruments as Shedd, the Stockholders and their counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

            10.2 Shedd's Deliveries. At or prior to the Closing, Shedd shall deliver to BSS the following documents:

                  10.2.1 Corporate Resolutions. A copy of the resolutions of the stockholders and directors of Shedd, certified by its corporate clerk or assistant clerk as having been duly and validly adopted and as being in full force and effect on the Closing Date, authorizing the execution and delivery by Shedd of this Agreement, the other agreements and instruments to be executed and delivered by Shedd as provided herein, and the performance by Shedd of the transactions contemplated hereby.

                  10.2.2 Incumbency Certificate. A certified incumbency and signature certificate for the officers of Shedd.

                  10.2.3 Bill of Sale. A Bill of Sale, conveying all of Shedd's right, title and interest in the Purchased Assets to BSS.

                  10.2.4 Certificate of Corporate Good Standing. A Certificate of Good Standing issued by the Massachusetts Secretary of State as to the corporate good standing of Shedd.

                  10.2.5 Certificate of Executive Officer. The Certificate of an Executive Officer of Shedd containing the confirmation described in Section 9.1.1 that all representations and warranties of Shedd and the Stockholders contained in Section 7 shall be true in all material respects as of the Closing Date.

                  10.2.7 Opinion of Shedd's Counsel. The written opinion of counsel for Shedd and the Stockholders satisfactory in form and substance to BSS and BSS's counsel and substantially in the form of Exhibit 10.2.7 attached hereto, dealing with the matters set forth in Exhibit 10.2.7 and such other matters as BSS and BSS's counsel may reasonably request.

                  10.2.8 Employment Agreements. The Employment Agreements executed by each of the Stockholders.

                  10.2.9  MOA.  The MOA executed by each of the
            Stockholders.

                  10.2.10 Lease Agreements. The Lease Agreements executed by Donald G. Shedd, Darrell and Shedd, as the case may be.

                  10.2.11 Assignment and Assumption Agreement.  The
            Assignment and Assumption Agreement executed by Shedd.

                  10.2.12 Notes. The Notes executed by each of the Stockholders.

                  10.2.13 Motor Vehicle Titles. Motor vehicle titles, free of all encumbrances, for each of the motor vehicles listed on
            Schedule 1 (a), executed by Shedd conveying all of Shedd's right, title and interest in the motor vehicles to BSS.

                  10.2.14 Brodrick Release. An executed release, in form satisfactory to BSS's counsel, of Robert Brodrick releasing any claim that he may have with respect to the Re-Bath Agreement.

                  10.2.15 Other Documents. All such other documents, certificates and instruments as BSS and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

      11. EMPLOYEES. On the Closing Date, Shedd shall terminate all of its employees currently employed in connection with the Shedd Business (the "Employees") and BSS shall hire the Employees as Employees-at-Will, except for Darrell, Warren and Eric Booth (whose employment contract expires on May 11, 2000) for substantially the same wages and under terms of employment, including fringe benefits, similar to their present terms of employment. Shedd shall pay the Employees any accrued vacation pay owed on or before the Closing Date.

      12.    INDEMNIFICATION.
             ----------------

            12.1 Indemnification by Shedd. Shedd and each Stockholder shall, jointly and severally, indemnify, defend and hold BSS and its officers, directors, stockholders, agents, employees, representatives, successors and assigns (collectively, the "BSS Indemnified Parties"), harmless from and against any and all damage, loss, cost, obligation, claims, demands, assessments, judgments or liability (whether based on contract, tort, product liability, strict liability or otherwise), including taxes, and all expenses, including, without limitation, interest, penalties and reasonable attorneys' and accountants' fees and disbursements (collectively, "Damages"), incurred by any of the BSS Indemnified Parties, resulting from or in connection with any one or more of the following:

                  12.1.1 Any breach of any representation or warranty made by Shedd or any Stockholder in Section 7 of this Agreement, excluding the representations and warranties with respect to Inventory and Accounts Receivable.

                  12.1.2 Any failure to perform any covenant or agreement made or undertaken by Shedd or any Stockholder in Sections 11, 16, 17 or 18 of this Agreement.

                  12.1.3 Any failure to perform any other covenant or agreement made or undertaken by Shedd or any Stockholder in this Agreement or in any other agreement delivered to BSS pursuant to this Agreement.

                  12.1.4 Any services provided by Shedd prior to the Closing Date.

                  12.1.5 Any third party claim for brokerage or finders' fees or commissions based on any agreement between Shedd and such third party that may have been made in connection with this transaction.

                  12.1.6 Any failure of Shedd to pay or discharge the liabilities of Shedd.

            12.2 Survival. The obligations of Shedd and the Stockholders under Sections 12.1.1 and 12.1.3 shall survive until December 31, 2001 and the obligations of Shedd and the Stockholders under Sections 12.1.2, 12.1.4, 12.1.5 and 12.1.6 shall survive indefinitely.

            12.3 Indemnification by BSS. BSS shall indemnify, defend and hold the Stockholders and Shedd and its officers, directors, agents, employees, representatives, successors and assigns (collectively, the "Shedd indemnified Parties"), harmless from and against any and all Damages incurred by any of the Shedd Indemnified Parties, resulting from or in connection with any one or more of the following:

                  12.3.1 Any breach of any representation or warranty made by BSS in Section 8 of this Agreement.

                  12.3.2 Any failure to perform any covenant or agreement made or undertaken by BSS in this Agreement or in any other agreement delivered to Shedd or the Stockholders pursuant to this Agreement.

                  12.3.3 Any failure of BSS to pay or discharge the Assumed Liabilities.

                  12.3.4 Any third party claim for brokerage or finders' fees or commissions based on any agreement between BER or BSS and such third party that may have been made in connection with this transaction.

                  12.3.5  Any services provided by BSS after the Closing
            Date.

            12.4 Survival. The obligations of BSS under Sections 12.3.1 and 12.3.2 shall survive until December 31, 2001 and the obligations of BSS under Sections 12.3.3, 12.3.4 and 12.3.5 shall survive indefinitely.

            12.5 Effects of Insurance. If any party or parties who shall have suffered Damages for which the other party or parties shall be liable for indemnification pursuant to this Section 12 shall obtain monetary recovery for such Damages under an insurance policy or from any other third party, the amount of such monetary recovery shall be deducted from the amount due from the indemnifying party or parties. If an indemnified party's monetary recovery from a third party shall be made after payment shall have been made by the indemnifying party or parties, then the amount of such recovery shall be refunded to the indemnifying party or parties, but only after and to the extent of the amount of the recovery from such third party. An indemnified party who shall have received a recovery for Damages arising from a breach of a representation, warranty or covenant under this Agreement which is subject to indemnification shall have no right to recover twice for the same Damages under the indemnification provided in this Agreement.

            12.6 Effects of Taxes. The amount of any Damages for which Indemnification shall be provided pursuant to this Section 12 shall be reduced to take account of any tax benefit actually realized by the indemnified party as a result of the deductibility of such Damages. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net tax benefit to the extent that the amount of taxes payable by such indemnified party shall be reduced below the amount of taxes that such indemnified party would have been required to pay but for the deductibility of such Damages.

            12.7    Right of Set-Off.
                    -----------------

                  12.7.1 Notice of Set-Off. Upon notice to the Stockholders specifying in reasonable detail the basis for such set-off (the "Set-Off Notice"), BSS may set off the amount of any Damages to which it may be entitled pursuant to Section 12.1 of this Agreement or as a result of a breach of the MOA, Employment Agreements, Lease Agreements or Notes (the "Set-Off Amount") against payments otherwise payable to the Stockholders under the Employment Agreements, excluding the Salary and fringe benefits payable under Sections 6.1 and 6.3 of the Employment Agreements, the MOA and the Lease Agreements, unless, within 20 days after the giving of the Set-Off Notice, the Stockholders shall give BSS a notice stating that the Stockholders dispute the claim underlying the proposed set-off (the "Dispute Notice").

                  12.7.2 Escrow of Set-Off Amount. If a Dispute Notice shall be given, BSS shall deposit the Set-Off Amount in escrow with the Escrow Agents, to be held by the Escrow Agents in an interest-bearing account until such time as (a) the Escrow Agents shall receive a joint written notice from BSS and the Stockholders instructing the Escrow Agent to release the Set-Off Amount and accrued interest as specified in such notice or (b) the dispute shall be adjudicated pursuant to a final unappealable order of a court of competent jurisdiction, in which event the Escrow Agents shall release the Set-Off Amount and accrued interest in accordance with such order.

                  12.7.3 Indemnification of Escrow Agents. The Escrow Agents shall not be liable for any action which they may in good faith take or refrain from taking in connection herewith, believed by them to be authorized or within the rights and powers conferred upon them by this Section 12.7. The parties shall jointly and severally indemnify and hold harmless the Escrow Agents from and against any claims against them for any action taken in good faith.

                  12.7.4 Authority of Escrow Agents. The Escrow Agents shall be authorized to act upon any document, request or notice which is believed by them in good faith to be genuine and signed or presented by the proper party or parties, and shall be protected in so acting.

                  12.7.5 Remedies. Neither the exercise of, nor the failure to exercise, BSS's right of set-off pursuant to this
            Section 12.7 shall constitute an election of remedies or limit BSS in any manner in the enforcement of any other remedies that may be available to it.

                  12.7.6 Exercise of Set-Off. The exercise of the right of set-off set forth in this Section 12.7 by BSS in good faith, whether or not ultimately determined to be justified, shall not constitute a breach of this Agreement.

      13.    DUE DILIGENCE.
             --------------

            13.1 BSS's Due Diligence Examination. During the period of time ending on October 13, 1999 (the "Due Diligence Period"), to the extent not already delivered by Shedd, Shedd shall provide such information concerning Shedd as BSS may request, including, without limitation, the Articles of Organization of Shedd and any amendments thereto, the By-Laws of Shedd, and all books, records, surveys, accounting reports and other documents relating to Shedd and the management and operation of the Shedd Business. Upon prior notice to Shedd, BSS and its agents, attorneys, accountants, advisors, appraisers, engineers, independent contractors and proposed credit providers (collectively, "BSS's Agents") shall have the right during the Due Diligence Period to (a) view, inspect and test the Purchased Assets, the real estate on which the various offices of the Shedd Business are located and their physical condition during regular business hours and (b) interview the management and employees of Shedd and Shedd's customers; provided, however, that BSS shall request Shedd's prior approval (which shall not be unreasonably withheld) of the persons to be interviewed and the estimated length of interviews. All examinations, inquiries and investigations conducted by BSS and BSS's Agents shall be conducted in such a manner as to minimize the disruption of the Shedd Business to the extent reasonably practicable.

            13.2 Shedd's Due Diligence Examination. During the Due Diligence Period, to the extent not already delivered by BSS, BSS shall provide to Shedd a disclosure package consisting of copies of the following: (a) BSS's employee benefit plans and policies and
      (b)BSS's Articles of Organization and By-Laws.

      14. PROFESSIONAL FEES. Each of BER and Shedd shall bear the cost of all fees, expenses and disbursements due its own attorneys, accountants and appraisers.

      15.    MISCELLANEOUS PROVISIONS.

            15.1 Severability. If any provision of this Agreement shall be deemed by any court having jurisdiction thereon to be invalid or unenforceable, the balance of this Agreement shall remain in effect; if any provision of this Agreement shall be deemed by any such court to be unenforceable because such provision shall be too broad in scope, such provision shall be construed to be limited in scope to the extent such court shall deem necessary to make it enforceable; and if any provision shall be deemed inapplicable by any such court to any person or circumstances, it shall nevertheless be construed to apply to all other persons and circumstances.

            15.2 Assignment. This Agreement and any rights granted hereunder may not be assigned or otherwise transferred by any party without the prior consent of the other parties.

            15.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns but shall not be assignable except as set forth in Section 15.2.

            15.4 Entire Agreement. This Agreement contains a complete statement of the undertakings between the parties with respect to its subject matter, cannot be changed or terminated orally, and supersedes all prior agreements and undertakings. There is no representation not set forth in this Agreement (including the Schedules and Exhibits hereto) which have been relied upon by the parties.

            15.5 Notice. Any notice, approval, consent or other communication under this Agreement shall be in writing and shall be considered given when (1) delivered personally, or (2) mailed by registered or certified mail, return receipt requested or (3) transmitted by telecopy with a confirming copy sent by overnight mail or courier service, return receipt requested, to the parties at the addresses indicated below (or at such other address as a party may specify by notice to the others pursuant hereto). Notice given by a party's counsel shall be considered notice given by that party.

                  (a)    If to BER, to it at:

                            172 Hubbard Avenue
                            Dalton, MA  01226
                            Attention:  Robert M. Allessio, President
                            Telecopy No. 413-443-0546

                  (b)    If to Shedd, to it at:

                            730 Tyler Street
                            Pittsfield, MA  01201
                            Telecopy No. 413-448-6255

                  (c)    If to Darrell, to him at:

                            299 River Road
                            Worthington, MA  01098

                  (d)    If to Warren, to him at:

                            7 Orchard Road
                            Dalton, MA  01226

                  (e)    In each case, with a copy to:

                            John J. Martin, Jr., Esquire
                            MARTIN & OLIVEIRA, LLP
                            100 North Street, Suite 301
                            Pittsfield, MA  01201
                            Telecopy No. 413-445-5883

                                  and

                            C. Jeffrey Cook, Esquire
                            CAIN, HIBBARD, MYERS & COOK, P.C.
                            66 West Street
                            Pittsfield, MA 01201
                            Telecopy No. 413-443-7694

            15.6 Modifications. This Agreement may not be modified except by a writing signed by all of the parties hereto.

            15.7  Further Assurances.
                  -------------------

                  15.7.1 From time to time after the Closing, each party shall, at the request of the other party, execute and deliver such documents and take such actions as may be necessary to implement the transactions contemplated by this Agreement.

                  15.7.2 Except for the Assumed Liabilities, Shedd shall promptly pay, within 30 days of the Closing, all disclosed or undisclosed liabilities of Shedd in existence as of the Closing Date.

            15.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

            15.9 Governing Law; Effect. This Agreement shall be governed by and construed in accordance with the substantive law of the Commonwealth of Massachusetts, without giving effect to the conflicts or choice of law provisions of Massachusetts or any other jurisdiction, and shall have the effect of a sealed instrument.

            15.10 No Waiver. Each party hereto may, by written notice to the other parties hereto: (a) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement; (b) waive any inaccuracies in the representations, warranties, conditions or covenants of such other party contained in this Agreement; or (c) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the foregoing sentence, no waiver of the performance or breach of, or default under, any condition or obligation hereof shall be deemed to be a waiver of any other performance, or breach of, or default under the same or any other condition or obligation of this Agreement.

            15.11  Confidentiality.
                   ----------------

                  15.11.1 Confidential Information. In connection with the transaction contemplated by this Agreement, BSS, Shedd and the Stockholders shall be exchanging certain confidential information regarding their respective businesses, including financial statements, reports, summaries of operations, projections, customer lists and information, employee lists, policy statements and other information relating to such businesses (collectively, "Confidential Information"). Confidential Information shall include written and oral statements, documents and materials relating to BSS, Shedd and the Stockholders that shall be divulged by BSS, Shedd and the Stockholders and their agents, attorneys, accountants and advisors or that shall otherwise come into the possession of BSS, Shedd and the Stockholders, as the case may be. BSS, Shedd and the Stockholders shall maintain the Confidential Information of the other party in strict confidence. Without the prior written authorization of BSS, Shedd and the Stockholders, as the case may be, none of the Confidential Information shall be (a) copied or (b) disclosed to any other party. The obligations of the parties set forth in this Section 15.11.1 shall survive the termination of this Agreement.

                  15.11.2 Confidentiality of Terms and Conditions. Each party shall maintain confidential the terms and conditions of this Agreement and not disclose any of such terms and conditions to any third party without the prior written consent of the other parties hereto.

            15.12 Non-Solicitation. During the period commencing on the date of this Agreement and ending on the Closing Date, Shedd shall not permit or take any action to encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than BSS or its representatives) concerning any merger, consolidation, sale of substantial assets, purchase or sale of shares of capital stock or other similar transaction involving Shedd.

            15.13  Survival.  This Agreement shall survive the Closing.

      16.    CORPORATE PLUMBER'S LICENSE.    From and after the Closing
until the expiration or earlier termination of his Employment Agreement ("Darrell's Term"), Darrell shall be obligated, at no additional compensation from BSS, to make available to BSS his master plumber's license to support the issuance of the corporate plumber's license required for the operation of the MC Business. If for any reason Darrell's license shall not be available at any time during Darrell's Term, Darrell shall immediately engage, at no additional expense to BSS, another license holder to support BSS's corporate license so that at no time during Darrell's Term shall BSS have to suspend operations because of lack of the required license. Darrell shall be responsible for any legal fees, fines or penalties incurred by or imposed against him or Shedd in connection with the action currently pending before the Board of the State Examiners of Plumbers and Gasfitters. Darrell acknowledges that the indemnification set forth in Section 12.1 covers this
Section 16.

      17. INDEMNIFICATION FOR SHEDD LITIGATION. From and after the Closing, at no cost to BSS, Shedd and the Stockholders shall endeavor to resolve and dispose of each of the litigation matters described on Schedule
7.8. In all cases, Shedd and the Stockholders shall be responsible for any settlement, fines, interest, penalties or legal fees incurred in connection with the resolution of said matters.

      18. RE-BATH AGREEMENT. From and after the Closing, Shedd and the Stockholders shall take all action necessary to enable BSS to sell and install Re-Bath products in the same manner as done by Shedd prior to the Closing, including the assignment of Shedd's interest in the Dealership Agreement dated November 1, 1993 between Re-Bath Corporation and Shedd (the
 "Re-Bath Agreement") to BSS.

      Signed and sealed on the date first written above.

                                       BERKSHIRE SERVICE SOLUTIONS, INC.


                                       By   /s/ Robert M. Allessio
                                            --------------------------------
                                            Its President

                                       SHEDD, INC.


                                       By   /s/ Darrell Shedd
                                            --------------------------------
                                            Its President


                                            /s/ Darrell Shedd
                                       --------------------------------
                                       DARRELL SHEDD


                                            /s/ Warren M. Bean
                                       -------------------------------------
                                       WARREN M. BEAN